                                                                    EXHIBIT 23.1


                        [HJ & ASSOCIATES, LLC LETTERHEAD]







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of National Health Partners, Inc. and Subsidiaries on Post-Effective Amendment No.1 to Form SB-2 of our audit report, dated March 20, 2006 of National Health Partners, Inc. and Subsidiaries which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
October 24, 2006